EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-44854), as amended (File No. 333-147730 and File No. 333-160465), of Perficient, Inc. of our report dated June 15, 2009, with respect to the financial statements of The Perficient, Inc. 401(k) Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/  BKD, LLP

St. Louis, Missouri

June 18, 2010